Exhibit 5.1

March 17, 2026

Cyngn Inc.

1344 Terra Bella Avenue

Mountain View, CA 94043

Re:	Registered Direct Offering Pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cyngn Inc., a Delaware corporation (the “Company”), in connection with the Securities Purchase Agreement dated March 16, 2026 (the “Purchase Agreement”), by and between the Company and the purchasers signatories thereto (the “Purchasers”), relating to the issuance and sale of (i) 1,686,788 shares (the “Shares”) of common stock, par value $0.00001 per share of the Company, and (ii) up to 3,313,212 shares of common stock (the “Pre-Funded Warrant Shares”) upon the exercise of pre-funded warrants (the “Pre-funded Warrants”) to purchase shares of Common Stock.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as to the issue of the Shares.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

1.	The Amended and Restated Certificate of Incorporation of the Company, as amended;

2.	The Amended and Restated Bylaws of the Company, as amended;

3.	The Purchase Agreement;

4.	Registration Statement on Form S-3 (File No. 333-290079) filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 5, 2025, in the form in which it became effective on September 18, 2025 (the “Registration Statement”) pursuant to the Securities Act;

5.	The prospectus supplement dated March 16, 2026, filed with the Commission pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Prospectus Supplement”), together with the base prospectus dated September 5, 2025;

Kaufman & Canoles, P.C.
Two James Center
1021 East Cary Street • Suite 1400 • Richmond, VA 23219

t: (804) 771.5700
f: (888) 360.9092

Cyngn Inc.

March 17, 2026

6.	The placement agent agreement by and between the Company and Aegis Capital Corp. dated March 16, 2026; and

7.	Unanimous Written Consent of the Board of Directors of the Company approving the Purchase Agreement.

We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company.  We have not independently established any of the facts so relied on.

For the purposes of this opinion letter, we have made assumptions that are customary in opinions of this kind, including the assumptions of the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.  We have not verified any of those assumptions.

The opinions expressed in this opinion letter are limited to the General Corporation Law of the State of Delaware (the “DGCL”) and, solely in connection with the opinions given in numbered paragraphs 1 and 2 below, the laws of the State of New York.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing, we are of the opinion that: (1) when the Shares have been delivered to and paid for by the Purchasers as contemplated by the Purchase Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable; and (2) the Pre-Funded Warrants constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability and upon exercise the Common Stock when issued and delivered by the Company against payment therefor in accordance with the terms of the Pre-Funded Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(a) the Registration Statement, any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 under the Securities Act, will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded;

Cyngn Inc.

March 17, 2026

(b) all Shares will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(c) in the case of an agreement pursuant to which any Shares are to be issued or governed, there will have been no additions, deletions or modifications of the terms or provisions contained in the forms thereof included as exhibits to the Registration Statement that would affect the validity of any of the opinions rendered herein;

(d) a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Shares offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

(e) in the case of any supplement or amendment thereto, underwriting or purchase agreement, certificate of designation, amendment to the Certificate of Incorporation, or other agreement pursuant to which any Shares are to be issued or governed, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(f) the final terms of any of the Shares (including any Shares comprising the same or subject thereto), and when issued, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or in respect thereof in accordance with the terms thereof, and any consideration received by the Company for any such issuance, sale and delivery, will comply with, and will not violate, the Company’s Certificate of Incorporation, as amended or supplemented, or its Bylaws, as amended, or any applicable law, rule or regulation, or any applicable public policy, or be subject to any defense in law or equity, or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Shares or the incurrence and performance of such obligations may be subject;

(g) the Company shall have taken any action required to be taken by the Company to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Shares are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Shares take place in accordance with such authorization), the board of directors of the Company (or an authorized committee thereof) shall have duly established the terms of such Shares and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Shares in conformity with the Certificate of Incorporation of the Company, as amended or supplemented, and its Bylaws, as amended (subject to the further assumption that the Certificate of Incorporation, as amended or supplemented, and the Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Shares are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Shares take place in accordance with such authorization); and

Cyngn Inc.

March 17, 2026

(h) to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

The opinions above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally; (b) general principles of equity, whether such principles are considered in a proceeding of law or at equity; and (c) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Kaufman & Canoles, P.C.

KAUFMAN & CANOLES, P.C.